UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2012

NuStar Energy L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-16417	74-2956831
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2330 North Loop 1604 West
San Antonio, Texas 78248
(Address of principal executive offices)

(210) 918-2000
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02                                             Results Of Operations And Financial Condition.

On October 25, 2012, NuStar Energy L.P., a Delaware limited partnership, issued a press release announcing financial results for the quarter ended September 30, 2012. A copy of the press release announcing the financial results is furnished with this report as Exhibit 99.1, and is incorporated herein by reference.

The information in this report is being furnished, not filed, pursuant to Item 2.02 of Form 8-K. Accordingly, the information in this report, including the press release, will not be incorporated by reference into any registration statement filed by NuStar Energy L.P. under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

NON-GAAP FINANCIAL MEASURES

The press release announcing the earnings discloses certain financial measures, EBITDA, distributable cash flow, and distributable cash flow per unit, that are non-GAAP financial measures as defined under SEC rules. The press release furnishes a reconciliation of these non-GAAP financial measures to their nearest GAAP financial measures. Management uses these financial measures because they are widely accepted financial indicators used by investors to compare partnership performance. In addition, management believes that these measures provide investors an enhanced perspective of the operating performance of the partnership’s assets and the cash that the business is generating. None of EBITDA, distributable cash flow or distributable cash flow per unit is intended to represent cash flows for the period, nor are they presented as an alternative to net income or cash flow from operations. They should not be considered in isolation or as substitutes for a measure of performance prepared in accordance with United States generally accepted accounting principles.

Item 9.01                                             Financial Statements and Exhibits.

(d)                                 Exhibits.

99.1                           Press Release dated October 25, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NuStar Energy L.P.

	By:	Riverwalk Logistics, L.P.
its general partner

By: NuStar GP, LLC
its general partner

Date: October 25, 2012	By:	/s/ Amy L. Perry
Amy L. Perry
Vice President, Assistant General Counsel and Corporate Secretary

EXHIBIT INDEX

Number	Exhibit

99.1	Press Release dated October 25, 2012.